EXHIBIT 10.18

                                 PROMISSORY NOTE

$200,000                                                           April 8, 1997



     FOR VALUE RECEIVED, the undersigned Augment Systems, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Venture Management Consultants, LLC, a Massachusetts limited liability company located at 60 Wells Avenue, Newton, MA 02159 (the "Holder"), on May 31, 1998 (the "Maturity Date"), in lawful money of the United States and in immediately available funds, the principal amount of Two Hundred Thousand Dollars ($200,000) together with interest on the unpaid balance of said principal amount from time to time outstanding at the rate of eighteen percent (18%) per annum; provided, however, that the Company shall have the right to prepay all or any part of the principal of this Note at any time and from time to time without premium or penalty.

     If the Maturity Date is on a Saturday, Sunday or legal holiday in Massachusetts on which banks are authorized or required by law to close, the maturity date of this Note shall be extended to the next succeeding business day.

     This Note shall be paid in full, without premium but with all interest accrued thereon, in the event, and on the date, that the Company (i) consolidates or merges with another corporation in which the Company is not the surviving corporation or in which more than 50% of the equity ownership of the Company has been transferred or (ii) effectuates a closing of the sale of all or substantially all of the assets or substantially all of the outstanding common stock of the Company.

     In the event of a default as defined in the succeeding sentence, the Company shall reimburse the Holder for all reasonable out-of-pocket expenses, including attorneys' fees, incurred in enforcing or attempting to enforce this Note. For the purpose of this Note, a default shall, at the option of the Holder, be deemed to exist upon the occurence of one or more of the following events:

      i. if the Company shall fail to pay the principal and interest after the same has become due and payable;

      ii.if the  Company  shall take any  voluntary  action or be subject of any involuntary action seeking bankruptcy, insolvency administration, receivership, dissolution or other similar action or shall suffer any such similar action without obtaining dismissal of such action within obtaining dismissal of such action within forty-five (45) days of the taking thereof.

     This Note shall inure to the benefit of the Holder and its successors and assigns, provided that this Note shall not be transferred or assigned without the prior written consent of the Company. This Note shall be binding upon the Company and any successor to its business, whether by merger of otherwise. Subject to applicable law, this Note may be amended, modified and supplemented only by written agreement of both the Company and Holder.





     No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Holder, nor shall any delay, omission, or waiver on any one occasion be deemed a bar to or waiver of the same or any other right of any future occasion. The Company waives presentment, demand, protest and notice of every kind in connection with the enforcement and collection of this Note.

     The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     Executed as a sealed instrument as of the date set forth above.


                                                  AUGMENT SYSTEMS, INC.

                                                  By: /s/ Duane A. Mayo
                                                     -----------------------
                                                      Duane A. Mayo
                                                      Treasurer and Secretary